Exhibit 99.B

NewCo’s Board of Directors: Michael A. Wichterich Chairman of the Board Mr. Wichterich has served as Chair of Chesapeake’s Board of Directors since October 2021. He previously served as Chair of the Board of Directors since February 2021, and as the Company’s Interim Chief Executive Officer from April to October 2021. Mr. Wichterich is Founder and Chief Executive Officer of Three Rivers Operating Company LLC, a private exploration and production company with a focus in the Permian Basin. Prior to founding Three Rivers Operating, Mr. Wichterich served as the Chief Financial Officer of Texas American Resources, New Braunfels Utilities and Mariner Energy (NYSE: ME). Additionally, Mr. Wichterich began his career with PricewaterhouseCoopers in its energy auditing practices. Mr. Wichterich also serves as a board member of Grizzly Energy, Bruin E&P Operating and Extraction Oil and Gas (Nasdaq: XOG). He earned a B.B.A. from the University of Texas. Nick Dell’Osso, Jr. Mr. Dell’Osso was appointed President and Chief Executive Officer in October 2021. He previously served as Executive Vice President and Chief Financial Officer since November 2010. Prior to that time, he served as Vice President – Finance and Chief Financial Officer of Chesapeake’s wholly owned midstream subsidiary Chesapeake Midstream Development, L.P. from August 2008 to November 2010. Before joining Chesapeake, Mr. Dell’Osso was an energy investment banker with Jefferies & Co. from 2006 to 2008 and Banc of America Securities from 2004 to 2006. He graduated from Boston College in 1998 and earned his M.B.A. from the University of Texas at Austin in 2003. Timothy S. Duncan Mr. Duncan has served as a member of Chesapeake Energy Corporation’s Board of Directors since February 2021. Mr. Duncan is the President and Chief Executive Officer and a founder of Talos Energy Inc. (NYSE: TALO), where he has also served as a director since April 2012. Prior to Talos Energy, he was the Senior Vice President of Business Development and a founder of Phoenix Exploration Company LP. Mr. Duncan is an active member of the Society of Petroleum Engineers, the Independent Petroleum Association of America, and the National Ocean Industries Association (NOIA). Mr. Duncan currently serves as the Chairman of NOIA and he served as Vice Chairman in 2020. Additionally, he serves on the board of the American Cancer Society CEOs Against Cancer Houston Chapter. Mr. Duncan also serves on various academ-ically-focused boards, including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan earned a B.S. in petroleum engineering from Mississippi State University and an M.B.A. from the Bauer Executive Program at the University of Houston.

Benjamin C. Duster, IV Mr. Duster has served as a member of Chesapeake Energy Corporation’s Board of Directors since February 2021. He also serves as a member of the Board of Directors of Weatherford International, plc. (Nasdaq: WFRD). Mr. Duster’s extensive experience also includes service on the boards of Alaska Communications Systems Group, Inc. (Nasdaq: ALSK), Netia, S.A. (Warsaw Stock Exchange: NET), RCN Corporation (Nasdaq: RCN) and Multi-Fineline Electronics (Nasdaq: MFLX). Mr. Duster is Founder and CEO of Cormorant IV Corporation, LLC, a consulting firm specializing in operational turnarounds and organi-zational transformations. He is a 30-year veteran of Wall Street with extensive experience in M&A and Strategic Advisory Services in both developed and emerging markets. He earned a B.A. in Economics, with honors, from Yale University, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. Sarah A. Emerson Ms. Emerson has served as a member of Chesapeake Energy Corporation’s Board of Directors since February 2021. Ms. Emerson is currently the President of Energy Security Analysis, Inc. (ESAI) and the Managing Principal at ESAI Energy, LLC, which conducts research, forecasting and consulting on markets related to global petroleum, natural gas, NGLs, alternative fuels and vehicle technologies. She joined ESAI upon the launch of its petroleum consulting practice in 1986. Ms. Emerson also serves as a Senior Associate at the Center for Strategic and International Studies, and she has been a Senior Fellow at the Kennedy School at Harvard University. Additionally, she serves on the Advisory Council for the College of Arts and Sciences at Cornell University. Ms. Emerson earned her M.A. from the Johns Hopkins Nitze School of Advanced International Studies and her B.A. from Cornell University. Matt M. Gallagher Mr. Gallagher has served as a member of Chesapeake Energy Corporation’s Board of Directors since February 2021. Mr. Gallagher most recently served as President and Chief Executive Officer of Parsley Energy Inc. (NYSE: PE). He joined Parsley in 2010 to build its Engineering and Geoscience Department and was named Vice President and Chief Operating Officer in 2014. He was promoted to President and Chief Operating Officer in 2017 before being appointed President and Chief Executive Officer in 2019. Prior to joining Parsley, Mr. Gallagher spent five years at Pioneer Natural Resources (NYSE: PXD). Mr. Gallagher also serves on the Board of Pioneer. He is currently President and Chief Executive Officer of Greenlake Energy Ventures and is a Venture Partner at NGP Energy Capital. He earned a B.S. in Petroleum Engineering from the Colorado School of Mines.

John D. Gass Mr. Gass began his career in 1974 in Chevron’s Gulf of Mexico business unit in New Orleans, and over the next 38 years held positions of increasing responsibility, including heading the company’s exploration and production operations in southern Africa and in Australia and Papua New Guinea. Mr. Gass served as a director of Sasol Chevron Holdings Ltd and GS Caltex. Mr. Gass also served as a director of Weatherford Interna-tional, Ltd. from 2013 through 2019 and a director of Suncor Energy Inc. from 2014 through 2022. Catherine A. Kehr Ms. Kehr retired in 2006 as a Senior Vice President and Director of Capital Research Company, a division of The Capital Group Companies, one of the world’s largest investment management organizations and manager of the American Funds. In this role, Ms. Kehr was responsible for investment analysis and a portfolio manager of global energy equities. Prior to that, Ms. Kehr was an investment analyst and portfolio manager with responsibility for global energy high yield debt. Prior to her tenure with The Capital Group Companies, she held various managerial positions at Atlantic Richfield Company and Payden and Rygel. In 2002, the Reuters Survey ranked Ms. Kehr among the top 10 individual U.S. fund managers. Ms. Kehr was a director of California Resources Corporation from February 2015 through May 2017. Shameek Konar Mr. Konar served as Chief Executive Officer of Pilot Company (Pilot), one of the lead-ing suppliers of fuel (~1 million barrels a day) to retail and wholesale customers and the largest operator of travel centers in North America, from 2021 through May 2023. He also served as Chief Strategy Officer of Pilot from 2017 through 2020. During Mr. Konar’s tenure at Pilot, he was instrumental in growing Pilot’s energy business through the execution of several strategic acquisitions and building internal capabilities for procuring, transporting and supplying fuel. Prior to joining Pilot, Mr. Konar served as Chief Investment Officer, Global Head of Business Development, of Castleton Commodities International (CCI) from 2015 to 2017. From 2012 to 2015, he served as the Chief Investment Officer and member of the Management Committee of Mercuria Energy Group (Mercuria). During Mr. Konar’s tenure at both CCI and Mercuria, he oversaw mergers, acquisitions and operations of physical assets, including oil and gas production, ports, power plants and mines, across each firm’s commodities merchant platforms globally. Prior to that, Mr. Konar served as Managing Director and Co-Head Global Commodities and Principal Investing of Goldman Sachs Group (Goldman) from 2009 to 2012, where he focused on growing Goldman’s physical natural gas and crude oil businesses. From 2003 to 2009, he worked at Constellation Energy Group and held several positions of increasing responsibility, including as Senior Vice President of Corporate Strategy and Development and served on the Executive Management Committee of the company. Mr. Konar began his career in consulting, serving energy companies and working on various energy policy issues in 1995, having worked at PA Consulting and subsequently Accenture. Mr. Konar earned a Ph.D. in economics and finance from Vanderbilt University in Nashville and a Bachelor of Arts in economics and mathematics from St. Stephen’s College in India. Mr. Konar sits on the advisory board of the Haslam

School of Business at the University of Tennessee and is a member of the board of directors of The Conservation Fund, a non-profit organization and the Knoxville Zoo. From 2017 to 2022, he served as a director of One Map Minerals, a privately held company focusing on the ownership of oil and gas mineral interests. Brian Steck Mr. Steck has served as a member of Chesapeake Energy Corporation’s Board of Directors since February 2021. Mr. Steck is the Co-Founder and Chief Executive Office of WhiteOwl Energy, LLC. Until August 2020, Mr. Steck served as a Partner at Mangrove Partners, where he had worked since 2011. Previously, Mr. Steck was Head of U.S. Equities at Tisbury Capital, and earlier in his career he spent ten years at UBS (NYSE: UBS) and its predecessors, where he was Global Co-Head of Equity Hedge Fund Coverage. Mr. Steck previously served on the Board of Directors of Civitas Resources, Inc. (NYSE: CIVI) and its predecessor, Bonanza Creek Energy, Inc. (NYSE: BCEI), California Resources Corporation (NYSE: CRC) and Penn Virginia Corporation (Nasdaq: PVAC) (now known as Ranger Oil Corporation). Mr. Steck received a B.S., with the highest honors, from the University of Illinois at Urbana-Champaign. Anne Taylor Ms. Taylor retired in June 2018 from Deloitte, which she joined in 1987. She held numerous top executive positions with that firm, including Vice Chairman and Managing Partner of the Houston office, U.S. Chief Strategy Officer, and Global Leader for e-business. She also was a member of the U.S. Board of Directors, where she served on the U.S. and Global Nominating Committees, the CEO Evaluation Committee, and chaired the Strategic Investment Committee. She also served on the board of Deloitte Consulting LLP. Ms. Taylor received Bachelor of Science and Master of Science degrees in Engineering from the University of Utah. She also attended Princeton University for doctorate studies in civil engineering, where she focused on transportation and mobility. Ms. Taylor currently serves as a director of Group 1 Automotive, Inc. and Chord Energy Corporation, both publicly traded companies, and as immediate past chairman of the board of Central Houston, Inc., a nonprofit organization. Ms. Taylor previously served as a director of Whiting Petroleum from 2020 to 2022. She previously served as an executive board member of the Greater Houston Partnership and United Way of Greater Houston.